UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2021

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	001-08897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4900 E. Dublin-Granville Road, Columbus, Ohio 43081
(Address of principal executive offices) (Zip Code)

(614) 278-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares	BIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
                                Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

On March 5, 2021, Big Lots, Inc. (“we,” “us,” “our” or “Company”) issued a press release (the “Earnings Press Release”) and conducted a conference call, both of which: (i) reported our fourth quarter 2020 unaudited results; (ii) provided initial guidance for the first quarter of fiscal 2021; and (iii) provided an update on the status of our quarterly cash dividend program.

The Earnings Press Release and conference call both included “non-GAAP financial measures,” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). Specifically, the following non-GAAP financial measures were included: (i) adjusted gross margin; (ii) adjusted gross margin rate; (iii) adjusted selling and administrative expenses; (iv) adjusted selling and administrative expense rate; (v) adjusted gain on sale of distribution center(s); (vi) adjusted gain on sale of distribution center(s) rate; (vii) adjusted operating profit; (viii) adjusted operating profit rate; (ix) adjusted income tax expense; (x) adjusted effective income tax rate; (xi) adjusted net income; and (xii) adjusted diluted earnings per share.

The non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) the following items for the periods noted:

Item	Fiscal 2020 Full Year	Fiscal 2019 Full Year
After-tax adjustment for gain on sale of distribution centers of $341.9 million, or $8.75 per diluted share	X
After-tax adjustment for cost of inventory impairment as a result of a merchandise department exit of $4.5 million, or $0.11 per diluted share		X
After-tax adjustment for cost of transformational restructuring initiatives of $28.5 million, or $0.72 per diluted share		X
After-tax adjustment for loss contingencies recorded for estimated legal settlements of $5.6 million, or $0.14 per diluted share		X
After-tax adjustment for gain on sale of distribution center of $136.6 million, or $3.47 per diluted share		X

The Earnings Press Release posted in the Investor Relations section of our website contains a presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and a reconciliation of the difference between the non-GAAP financial measures and the most directly comparable financial measures calculated and presented in accordance with GAAP.

Our management believes that disclosure of the non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, which our management believes are more indicative of our ongoing operating results and financial condition. These non-GAAP financial measures, along with the most directly comparable GAAP financial measures, are used by our management to evaluate our operating performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Non-GAAP financial measures as reported by us may not be comparable to similarly titled items reported by other companies.

Attached as exhibits to this Form 8-K are copies of the Earnings Press Release (Exhibit 99.1) and the transcript of our March 5, 2021 conference call (Exhibit 99.2), including information concerning forward-looking statements and factors that may affect our future results. The information in Exhibits 99.1 and 99.2 is being furnished, not filed, pursuant to Item 2.02 of this Form 8-K. By furnishing the information in this Form 8-K and the attached exhibits, we are making no admission as to the materiality of any information in this Form 8-K or the exhibits.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2021, the Compensation Committee of the Board of Directors of the Company approved forms of award agreements that will be used to make awards to officers of the Company under the Big Lots 2020 Long-Term Incentive Plan that was approved by shareholders during the 2020 Annual Meeting. The forms of Performance Share Units Award Agreement and Restricted Stock Units Award Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 8.01    Other Events.

On March 5, 2021, the Company issued a press release announcing that our Board of Directors declared a quarterly cash dividend on March 4, 2021 for the first quarter of fiscal 2021 of $0.30 per common share payable on April 2, 2021 to shareholders of record as of the close of business on March 19, 2021. This press release is filed herewith as Exhibit 99.3 hereto and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	10.1	Form of Big Lots 2020 Long-Term Incentive Plan Performance Share Units Award Agreement.

	10.2	Form of Big Lots 2020 Long-Term Incentive Plan Restricted Stock Units Award Agreement.

	99.1	Big Lots, Inc. press release on operating results and guidance dated March 5, 2021.

	99.2	Big Lots, Inc. conference call transcript dated March 5, 2021.

	99.3	Big Lots, Inc. press release on dividend declaration dated March 5, 2021.

	104	Cover Page Interactive Data File (formatted as Inline XBRL).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: March 9, 2021	By:	/s/ Ronald A. Robins, Jr.
Ronald A. Robins, Jr.
Executive Vice President, General Counsel and Corporate Secretary